Exhibit 23.1

November 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Sino Darren Co. LTD. on Form S-1 of our audit report, dated November 1, 2013 relating to the accompanying balance sheets as of January 31, 2013 and 2012, and the related statements of operation, stockholders’ equity, and cash flow from inception (August 4, 2010) through January 31, 2013, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Experts” in the Registration Statement S-1 and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV

November 26, 2013